SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2005

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)

555 Brooksbank Avenue

North Vancouver
British Columbia V7S 3S5
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices)

(604) 983-5555

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

      Effective April 1, 2004, we began preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Before April 1, 2004, our consolidated financial statements were prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP. In this Current Report on Form 8-K, we are now presenting our prior period consolidated financial statements and related sections from our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as amended on July 9, 2004 (“2004 10-K”), in U.S. GAAP. Attached hereto as Exhibits 99.1, 99.2, and 99.3 are the Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operation, and Consolidated Financial Statements (and related notes thereto), respectively, from our 2004 10-K, each converted from Canadian GAAP to conform with U.S. GAAP. We have also added subsequent event disclosure to Management’s Discussion and Analysis of Financial Condition and Results of Operation and the notes to our Consolidated Financial Statements. Other than as discussed above, the attached sections from our 2004 10-K remain unchanged and speak only as of the original filing date. Exhibits 99.1, 99.2, and 99.3 are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

      (c)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
99.1	Selected Consolidated Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operation
99.3	Consolidated Financial Statements (and related notes thereto)

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ JAMES KEEGAN

Name: James Keegan

Title:	Chief Financial Officer

Date: January 21, 2005

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